PLEDGE AGREEMENT


                                                                   March 8, 2000



Law Offices of Michael S. Rosenblum
1875 Century Park East, Suite 700
Los Angeles, CA  90067
Attention:  Michael S. Rosenblum, Esq.

Gentlemen:

         Reference is made to (i) that certain Securities Purchase Agreement (the "Purchase Agreement"), dated March 8, 2000, by and among BIOGAN INTERNATIONAL, INC., a Delaware corporation (the "Pledgor"), on the one hand, certain of your clients, for whom you are acting as Agent (each, a "Pledgee"), on the other hand, (ii) that certain 8% Secured Convertible Debenture (the "Debenture"), dated February 28, 2000, in the principal amount of $2,035,000 by Pledgor in favor of Pledgee, (iii) that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated March 8, 2000 by and among Pledgor and Pledgee and (iv) those certain Warrants (the "Warrant") to purchase an aggregate of 489,000 shares of the Pledgor's common stock issued to Pledgee (the Purchase Agreement, the Debenture Agreement, the Registration Rights Agreement and the Warrant are sometimes collectively referred to herein as the "Loan Documents"). The Loan Documents contemplate, among other things, that the obligations of Debtor thereunder are to be secured by a pledge of 28,800,000 shares of the Common Stock of the Debtor (the "Pledged Shares").

         1. PLEDGE.

         (a) Pledgor hereby pledges, grants a security interest in, mortgage, assigns, transfers, delivers, sets over and confirms unto you as Agent for the Pledgee, their successors and assigns, the Pledged Shares as collateral security for the payment in full when due of all obligations of the Pledgor under the Debenture and monetary obligations accruing under Article 2 (b) (i) and (ii) of the Registration Rights Agreement (collectively, the "Obligations").

         (b) Whether or not stated with respect to each provision hereof, the term "Pledgee" shall mean each respective Pledgee, in each case unless the context otherwise requires.

         (c) Pledgor warrants and represents that, except as set forth in
Section 19 or as noted on the reverse side of the certificate(s) or instrument(s) evidencing the Pledged Shares, there are no restrictions upon the transfer of any of the Pledged Shares and that Pledgor has the right to transfer the Pledged Shares free of any encumbrance.

         (d) Pledgor hereby agrees promptly to pledge and deposit hereunder with the Pledgee any stock or other securities declared as a dividend with respect to or issued as a split of any Pledged Shares now or hereafter held in pledge hereunder and any additional property hereafter pledged to the Pledgee by Pledgor, whether taken in substitution for or in addition to the above-described property. Such stock, other securities and property shall stand pledged and assigned for the Obligations in the same manner as the property described in the first paragraph hereof. (The Pledged Shares and all of the property described in this paragraph is hereinafter called the "Collateral").

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR.

         Pledgor hereby represents, warrants and covenants to the Pledgee as follows:

         (a) Except for the security interest and pledge hereunder, upon delivery of the Collateral to the Pledgee, the Pledgor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the sole owner of the Collateral free from any adverse lien, security interest or encumbrance, and the Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

         (b) The Pledgor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Pledgor.

         (c) The Pledgor will not sell or otherwise assign, transfer or dispose of the Collateral or any interest therein without the prior written consent of the Pledgees.

         (d) Except for the security interest and pledge hereunder, the Pledgor will keep the Collateral free from any adverse lien, security interest or encumbrance.

         (e) The Collateral is duly and validly issued, fully paid and nonassessable, and each certificate evidencing Collateral is issued by the Pledgor from its authorized and unissued shares.

         3. VOTING POWER, DIVIDENDS, ETC.

         (a) Unless and until an Event of Default (as defined below) has occurred and except as provided below, the Pledged Shares shall be deemed to be unissued shares of the Pledgor for the purpose of any and all exercises of voting, consensual and other powers of ownership pertaining to the Pledged Shares. With respect to any dividends (whether in stock or cash) or other distributions to holders of shares of Pledgor's Common stock, the Pledgor shall add to the Collateral, the proportionate amount of such dividend or other distribution, as if the Pledged Shares were issued and outstanding.

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

         (b) Any provisions herein to the contrary notwithstanding, if any Event of Default (or, as to subsection (ii) below, an event which, with the passage of time and/or the giving of notice, or both, would constitute an Event of Default) shall have occurred, then and whether or not any holder of the Obligations exercises any available option to declare the Obligations due and payable or seeks or pursues any other relief or remedy available to such holder under this Pledge Agreement, or any agreement evidencing or securing any of the Obligations,

                  (i) The Pledgees, or their respective nominee or nominees, shall forthwith, without further act on the part of any person, have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral and shall exercise such powers in such manner as the Pledgees, in their sole discretion, shall determine to be necessary, appropriate or advisable, and, if the Pledgees shall so request in writing, the Pledgor agrees to execute and deliver to the Pledgees such other and additional powers, authorizations, proxies, dividends and such other documents as the Pledgees may request to secure to the Pledgees' the rights, powers and authorities intended to be conferred upon the Pledgees by this subsection (b); and

                  (ii) All dividends and other distributions on the Collateral shall be paid directly to the Pledgees and retained by it as part of the Collateral, subject to the terms of this Pledge Agreement, and, if the Pledgees shall so request in writing, the Pledgor agrees to execute and deliver to the Pledgees appropriate additional dividend, distribution and other orders and documents to that end.

Notwithstanding the foregoing or any other provision hereof, in no event shall any Pledgee hold in excess of 9.99% of the shares of the Common Stock as such limitation is more specifically provided for in Section 4.E. of the Debenture.

         4. SALE OF COLLATERAL AFTER AN EVENT OF DEFAULT.

         If any Event of Default shall have occurred, and the principal amount of or any of the Obligations shall have been declared forthwith due and payable, then, unless the Debenture and the Obligations shall have been paid in full, the Pledgees may, in their sole discretion, without further demand, advertisement or notice, except as expressly provided for in subsection (a) of this Section 4,
(i) apply the cash, if any, then held by it as collateral hereunder, for the purposes and in the manner provided in Section 5 hereof, and (ii) if there shall be no such cash or the cash so applied shall be insufficient to make in full all payments provided in subsections (a) and (b) of Section 5 hereof,

                  (a) Sell the Collateral, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Pledgees, at the Pledgees' place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as the Pledgees shall, in their sole discretion, determine, and the Pledgees may be the purchaser of any or all of the Collateral so sold. Upon any such sale the Pledgees shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including, without limitation, the Pledgees) at any such sale shall hold the Collateral so sold, absolutely

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

free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of the Pledgor, which the Pledgor hereby specifically waives, to the extent it may lawfully do so, and all rights of redemption, stay or appraisal which Pledgor has or may have under any rule of law or statute now existing or hereafter adopted. The Pledgees shall give the Pledgor at least ten (10) days prior written notice of any such public or private sale. Any such public sale shall be held at such time or times within ordinary business hours as the Pledgees shall fix in the notice of such sale. At any such public or private sale the Collateral may be sold in one lot as an entirety or in separate parcels. The Pledgees shall not be obligated to make any sale pursuant to any such notice. The Pledgees may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Pledgees until the selling price is paid by the purchaser thereof, but the Pledgees shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold under and pursuant to the provisions hereof; or

                  (b) Proceed by a suit or suits at law or in equity to foreclose upon this Pledge Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

If at any time when the Pledgees shall determine to exercise their right to sell all or any part of the Collateral pursuant to Section 4(a) hereof, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as from time to time in effect (the "Securities Act"), the Pledgees, in their sole and absolute discretion, are hereby expressly authorized to sell such Collateral or such part thereof by private sale in such manner and under such circumstances as the Pledgees may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgees, in their sole and absolute discretion, (x) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or such part thereof shall have been filed under such Securities Act; (y) may approach and negotiate with a restricted number of potential purchasers to effect such sale; and (z) may restrict such sale to purchasers as to their number, nature of business and investment intention, including, without limitation, to purchasers each of whom will represent and agree to the satisfaction of the Pledgees that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof, it being understood that the Pledgees may require the Pledgor, and the Pledgor hereby agrees upon the written request of the Pledgees, to cause: (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Collateral represented thereby has not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities or (ii) the issuance of stop transfer instructions to the transfer agent of any issuer (each an "Issuer") of such securities, if any, with respect to the Collateral, or if the Issuer transfers its own securities, a notation in the appropriate records of such Issuer, and that the Pledgees may require to be obtained, and the Pledgor will cooperate with the Pledgees in obtaining from the purchasers a signed written agreement that the Collateral will not be sold without registration or other compliance with the requirements of the Securities Act. In the event of any such sale, the Pledgor does hereby consent and agree that the Pledgees shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgees, in their sole and absolute discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration under the Securities Act.

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

         The Pledgees, as attorney-in-fact pursuant to Section 6 hereof, may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to this Section 4. The Pledgor shall, if so requested by the Pledgees, ratify and confirm any sale or sales by executing and delivering to the Pledgees, or to such purchaser or purchasers, all such instruments as may, in the judgment of the Pledgees, be advisable for the purpose.

         The receipt of the Pledgees for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication, necessity, expediency or regularity of any such sale.

         Except as otherwise provided herein, the Pledgor shall have such rights of redemption as are afforded by the Uniform Commercial Code as then in effect in the State of New York.

         5. APPLICATION OF PROCEEDS.

         The proceeds of any sale, or of collection, of all or any part of the Pledged Stock shall be applied by the Pledgees, without any marshaling of assets, in the following order:

                  (a) first, to the payment of all of the reasonable costs and expenses of such sale, including, without limitation, reasonable attorneys' fees, and all other expenses, liabilities and advances reasonably made or incurred by the Pledgees in connection therewith; and

                  (b) second, to the payment of the Obligations in such order as the Pledgees shall determine, until payment in full thereof; and

                  (c) finally, to the payment to the Pledgees, their respective successors or assigns, or their respective heirs, executors or administrators, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus remaining from such proceeds after payments of the character referred to in subsections (a) and (b) of this
Section 5 shall have been made.

         6. PLEDGEE'S APPOINTED ATTORNEY-IN-FACT.

         Effective upon the occurrence of an Event of Default, the Pledgees, their successors and assigns, are hereby appointed the attorney-in-fact, with full power of substitution, of the Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney- in-fact is irrevocable and coupled with an interest, including, without limitation, the power:

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

                  (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

                  (b) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Pledgees in connection therewith;

                  (c) to settle, compromise, prosecute or defend any action or proceeding with respect thereto; and

                  (d) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon.

         7. NO WAIVER.

         No failure on the part of the Pledgees to exercise, and no delay on the part of the Pledgees in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgees of any right, power or remedy hereunder preclude the single or partial exercise by the Pledgees of any other or further right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

         8. TERMINATION OF PLEDGE.

         When all of the Obligations, including, without limitation, the Debentures, shall have been paid in full, this Pledge Agreement shall terminate. The Pledgees shall forthwith assign, transfer and deliver to the Pledgor or its respective successors or assigns without representation, warranty or recourse, against appropriate receipts, all the Pledged Stock, if any, then held by the Pledgees in pledge hereunder, free and clear of all liens and encumbrances created by the Pledgees or its representatives. This provision shall survive the termination of this Pledge Agreement.

         9. GOVERNING LAW; CONSENT TO JURISDICTION.

         (a) This Pledge Agreement shall in all respects be construed and interpreted in accordance with and governed by the laws of the State of California.

         (b) The Pledgor to the extent that Pledgor may lawfully do so, hereby submits to the jurisdiction of any courts, federal or state, sitting in the State of California, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of the Pledgors' obligations under or with respect to this Pledge Agreement, and Pledgor expressly waives any and all objections Pledgors may now or hereafter have as to the venue in any of such courts. The Pledgor also waives trial by jury in any such action or proceeding.

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

         10. SUCCESSORS AND ASSIGNS.

         This Pledge Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, legal representatives, executors and administrators of the Pledgor and the Pledgees, and any subsequent holder of a Debenture or the Obligations.

         11. ADDITIONAL INSTRUMENTS AND ASSURANCE.

         The Pledgor hereby agrees, at Pledgor's own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the Pledgees may reasonably request to effect the purposes of this Pledge Agreement and to secure to the Pledgees, and to all persons who may from time to time be the holder of a Debenture or the Obligations, the benefits of all right, authorities and remedies conferred upon the Pledgees by the terms of this Pledge Agreement.

         12. FUTURE HOLDERS OF DEBENTURES.

         This Pledge Agreement is for the benefit of any and all future holders of a Debenture or the Obligations in addition to the Pledgees, each of whom shall, without further act, become a party hereto by becoming a holder of a Debenture or the Obligations.

         13. NOTICES.

         All notices, requests, demands, consents or other communications given hereunder or in connection herewith shall be in writing and sent by certified mail, return receipt requested, postage prepaid, addressed to the Pledgor at the address set forth below, and if to the Pledgees, addressed to the Pledgees at their principal offices set forth above. The Pledgor or the Pledgees may, by notice given as aforesaid, change their address for all subsequent notices. Notice shall be deemed given on the earlier to occur of: (i) the third day following deposit thereof in the mail as aforesaid or (ii) receipt by the party to whom such notice is directed.

         14. SEPARABILITY.

         In case any one or more of the provisions of this Pledge Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Pledge Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

         16.  EVENTS OF DEFAULT.

         The Pledgor shall be in default under this Pledge Agreement upon the occurrence of any of the following events (an "Event of Default"):

         (a) if any representation or warranty made by the Pledgor in this Pledge Agreement shall be false or misleading in any material respect;

         (b) if the Pledgor fails to duly observe or perform any covenant, condition or agreement contained in this Pledge Agreement and on Pledgor's part to be observed or performed, which default continues unremedied for five (5) days after the earlier to occur of (i) the discovery by the Pledgor, or any of them, of such default or (ii) written notice thereof from the Pledgees to the Pledgor; or

         (c) the occurrence of an Event of Default as defined in a Debenture or any other Loan Document.

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         16. CUMULATIVE REMEDIES; INDEMNIFICATION.

         The rights, powers and remedies provided herein in favor of the Pledgees shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Pledgees existing at law or in equity, including (without limitation) all of the rights, powers and remedies available to a secured party under any law or regulation. The Pledgor shall pay, indemnify and hold harmless the Pledgees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may be imposed on, incurred by or asserted against the Pledgees in any way relating to or arising out of any misrepresentation by the Pledgor hereunder or any failure of the Pledgor to perform and observe its obligations hereunder. The obligation of the Pledgor under this Section 16 shall survive the payment in full of the Obligations and the termination of this Pledge Agreement.

         18. HEADINGS; EXECUTION.

         (a) The headings of the Sections of this Pledge Agreement have been inserted for convenience of reference only and shall in no way affect the construction or interpretation of this Pledge Agreement.

         (b) This Pledge Agreement may be executed by each Pledgor separately, each of which shall be deemed a separate agreement.

         19. GOVERNMENTAL.

         Anything to the contrary contained herein notwithstanding, the Pledgees will not take any action pursuant to this Pledge Agreement which would constitute or result in any assignment of a governmentally-issued license or any transfer of control of any entity owned or controlled by the Debtor if such assignment of license or transfer of control would require under then existing law the prior approval of the a government agency (the "Agency"), without first obtaining such approval of the Agency. The Pledgor agrees to take any action which the Pledgees may request in order that the Pledgees obtain and enjoy the full rights and benefits granted to the Pledgees by this Pledge Agreement, including, specifically, at the Pledgor's own cost and expense, the use of Pledgor's best efforts to assist and cooperate in obtaining approval of the Agency for any action or transaction contemplated by this Pledge Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign (or cause to be signed) and file with the Agency any portion of any application or applications for consent to the assignment of license or transfer of control required to be signed by the Pledgor, the Debtor, its officers and/or directors, and necessary or appropriate under the Agency's rules and regulations for approval of (a) any sale or sales of the Collateral by or on behalf of the Pledgees or the holder of a Debenture and the Obligations or (b) any assumption by the Pledgees of voting rights or management rights in the Collateral.

         20. ADDITIONAL TERMS.

         (a) Pledgor acknowledges that the Law Offices of Michael S. Rosenblum is acting as agent for the Pledgees. The Agent has acted as legal counsel for the Pledgees and the Placement Agent in the transaction between the Debtor and the Pledgees, and may continue to act as legal counsel for such parties, from time to time, notwithstanding its duties as the Agent hereunder. Pledgor consents to the Agent acting in such capacity as legal counsel for the Pledgees and the Placement Agent and waives any claim that such representation represents a conflict of interest on the part of the Agent. Pledgor understands that the Pledgees and the Agent are relying explicitly on the foregoing provision in entering into these transactions with the Debtor and accepting this Pledge Agreement, as the case may be.

         (b) With respect to the terms of this Pledge Agreement or any matter arising thereunder, Law Offices of Michael S. Rosenblum shall use the same degree of care and skill in their exercise as reasonable men use in the conduct of their own affairs; provided, however, that notwithstanding the foregoing, in the event that Law Offices of Michael S. Rosenblum shall have received written notice from the holders in excess of 66-2/3% or more of the Debentures, to act or refrain from acting under the terms of the Pledge Agreement, Law Offices of Michael S. Rosenblum shall be bound by such written direction, notwithstanding the foregoing provisions of this Pledge Agreement.

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

         Please indicate your receipt of the property described in the first paragraph hereof and your agreement to the terms and provisions hereof by executing this Pledge Agreement in the space provided below.


                            BIOGAN INTERNATIONAL, INC., a Delaware corporation


                                   /S/ GILLES LaVERDIERE
                                   ---------------------------------------------
                                   [Print Name of Person or Entity]


                            By:    /S/ GILLES LaVERDIERE
                                   ---------------------------------------------
                                   [Print Name of Signatory]



                            CALP II, LLC, a Bermuda limited liability company


                            By:    /S/ MARK VALENTINE
                                   ---------------------------------------------
                                   Manager



                            Carbon Mesa Partners, LLC, a Nevada
                            limited liability company


                            By:    /S/ MICHAEL ROSENBLUM
                                   ---------------------------------------------
                                   Manager



Accepted and agreed to as of
the date first above written:

Law Offices of Michael S. Rosenblum

By: /S/ MICHAEL ROSENBLUM
   ---------------------------------
       Name: